CONTACT:
Michael Archer
Senior Vice President
Corporate Controller
Camden National Corporation
(800) 860-8821
marcher@camdennational.com

FOR IMMEDIATE RELEASE

CAMDEN NATIONAL CORPORATION REPORTS THIRD QUARTER 2017 NET INCOME
INCREASED 4% AND YEAR-TO-DATE NET INCOME INCREASED 9% OVER LAST YEAR

CAMDEN, Maine, October 31, 2017/PRNewswire/--Camden National Corporation (NASDAQ: CAC; “Camden National” or the “Company”), a $4.0 billion bank holding company headquartered in Camden, Maine, reported net income for the third quarter of 2017 of $11.3 million and diluted earnings per share ("EPS") of $0.72 per share, representing increases over the third quarter of 2016 of 4% and 3%, respectively.

For the nine months ended September 30, 2017, the Company reported net income of $31.6 million and diluted EPS of $2.02 per share, representing increases over the same period last year of 9% and 7%, respectively. For the nine months ended September 30, 2017, the Company reported a return on average assets of 1.07%, a return on average tangible equity (non-GAAP) of 14.40% and an efficiency ratio (non-GAAP) of 56.80%.

“We are extremely pleased to report another quarter with great results," said Gregory A. Dufour, President and Chief Executive Officer of Camden National. "We're seeing the benefits of our investments in people and technology over the past 18 months as Camden National moved up to #2 in deposit market share rankings in the State of Maine, which is the highest of any Maine headquartered bank. We recently enhanced our online treasury management platform, TreasuryLink SM, to expand the depth of our product capabilities for corporate customers. This powerful tool has been instrumental as we onboard several new large deposit relationships, as they now have simple, secure and customizable access to all their banking needs."

Dufour added, "We announced in September two great additions to our senior management team at Camden National — Patricia "Trish" Rose was named Executive Vice President of Retail and Mortgage Banking and Jennifer Mirabile was named Managing Director of Camden National Wealth Management. Both Trish and Jennifer join Camden National with significant backgrounds and experience within their respective industries and we're excited to have them join our team."

During the quarter, Lawrence “Larry” Sterrs was named chair of the Board of Directors of Camden National Corporation and Camden National Bank as the previous chair, Karen Stanley, reached the Company’s mandatory retirement age for directors. “Larry is a seasoned business executive with great experience in board governance and strategic planning,” said Dufour. “We are also grateful for the superb leadership Karen provided the Company for the past 10 years.”

THIRD QUARTER 2017 FINANCIAL HIGHLIGHTS

•	Third quarter 2017 return on average assets was 1.12% and return on average tangible equity (non-GAAP) was 14.85%.

•	Third quarter 2017 efficiency ratio (non-GAAP) was 55.72%.

•	Loan growth was flat during the quarter with year-to-date loan growth of 6%.

FINANCIAL CONDITION

Total assets were $4.0 billion at September 30, 2017, representing an increase of $175.7 million since December 31, 2016. Total loans grew $153.7 million, or 6%, and investment securities increased $18.3 million over the same period last year. On the funding side, total deposits grew $127.9 million, or 5%, while borrowings increased $8.9 million since December 31, 2016.

During the third quarter of 2017, loan balances increased $12.0 million with growth centered in residential mortgages. Year-to-date residential mortgage originations totaled $302.2 million with 51% of the production designated for sale. The Company's focus on low cost deposits has translated into solid growth in average demand and interest checking balance of $41.3 million, or 4%, for the third quarter of 2017 compared to the same period last year.

The Company's asset quality ratios improved in the third quarter of 2017 with the resolution of a large commercial real estate relationship. Non-performing assets decreased $10.8 million in the third quarter of 2017 to $20.1 million at September 30, 2017. Non-performing assets at September 30, 2017 were 0.50% of total assets compared to 0.67% at December 31, 2016. Net charge-offs remained minimal with an annualized net charge-off ratio of 0.07% year-to-date.

Total shareholders’ equity at September 30, 2017 increased 6% to $414.4 million since December 31, 2016. The Company’s capital position remains in excess of regulatory requirements for “well capitalized” status with a total risk-based capital ratio of 14.09%.

FINANCIAL OPERATING RESULTS (linked quarter)

Net income for the third quarter of 2017 was $11.3 million, representing an increase over the second quarter of 2017 of $1.1 million, or 11%. The increase was driven by an increase in revenues (net interest income and non-interest income) of $945,000, a decrease in provision for credit losses of $584,000 and a decrease in non-interest expense of $333,000. The major changes between the third quarter and second quarter of 2017 include:

•
A 2% increase in net interest income primarily due to an increase in average loan balances of $66.9 million, or 2%, which was driven by strong second quarter 2017 loan growth combined with a stable net interest margin of 3.19% for each quarter.

•
A 4% increase in non-interest income to $10.3 million primarily due to the sale of several small lot investment positions totaling $19.4 million in balances that resulted in gains of $827,000 and an increase in mortgage banking income of $139,000. These were partially offset by a decrease of $646,000 in fee income generated from the back-to-back commercial loan swap program.

•
A 42% decrease in provision for credit losses to $817,000 due to an improvement in asset quality with non-performing loans to total loans declining 40 basis points between quarters as well as the incremental provision necessary in the second quarter due to strong loan volume.

•	A 2% decrease in non-interest expense with a number of expense areas trending lower during the quarter driving the efficiency ratio (non-GAAP) to 55.72%.

•
An increase in the effective income tax rate to 32.6%, compared to 31.6% last quarter. The increase in the effective income tax rate was driven by the Company's change in its estimated annual effective tax rate for calendar year 2017 due to an increase in estimated state income/franchise taxes as its business outside of Maine expands and a lower mix of tax-exempt income as a percentage of pre-tax income.

FINANCIAL OPERATING RESULTS (third quarter 2017 compared to third quarter 2016)

Net income for the third quarter of 2017 increased $436,000, or 4%, over the third quarter of 2016. The increase was driven by a decrease in provision for credit losses of $462,000, a decrease in non-interest expense of $324,000 and an increase in revenues of $86,000. The major changes between the third quarter of 2017 and third quarter of 2016 include:

•	A 36% decrease in provision for credit losses driven by lower net charge-offs and improved asset quality.

•
A 1% decrease in non-interest expense driven by a decline in collection costs of $619,000 as the Company exited a significant sub-servicer relationship on December 31, 2016 and no longer incurs related costs.

•
A $788,000, or 3%, increase in net interest income driven by average loan growth of 6%, partially offset by a decrease in the net interest margin of 5 basis points due to a decline in fair value mark accretion and collections on previously charged-off acquired loans. Excluding this non-core income, the Company's net interest margin for the third quarter of 2017 was 3.11% compared to 3.10% for the third quarter of 2016.

•
A $702,000, or 6%, decrease in non-interest income driven by (i) one-time legal proceeds of $638,000 received in the third quarter of 2016; (ii) a decrease in fee income generated from the back-to-back commercial loan swap program of $426,000; (iii) a decrease in mortgage banking income of $331,000; and (iv) a decrease in income from the exiting of a significant sub-servicer relationship. These were partially offset by gains on investment securities in the third quarter of 2017 and an increase in debit card income.

CONFERENCE CALL

Camden National will host a conference call and webcast at 3:30 p.m. eastern time on October 31, 2017 to discuss its third quarter 2017 financial results and outlook. Participants should dial in to the call 10 - 15 minutes before it begins. Information about the conference call is as follows:

Live dial-in (domestic):         (888) 349-0139
Live dial-in (international):    (412) 542-4154
Live webcast:            http://services.choruscall.com/links/cac171031.html

A link to the live webcast will be available on Camden National's website under "Investor Relations" at www.CamdenNational.com prior to the meeting, and a replay of the webcast will be available on Camden National's website following the conference call. The transcript of the conference call will also be available on Camden National's website approximately two days after the conference call.

ABOUT CAMDEN NATIONAL CORPORATION

Camden National Corporation (NASDAQ:CAC), headquartered in Camden, Maine, is the largest publicly traded bank holding company in Northern New England with $4.0 billion in assets and nearly 650 employees. Camden National Bank, its subsidiary, is a full-service community bank founded in 1875 that offers an array of consumer and business financial products and services, accompanied by the latest in digital banking technology to empower customers to bank the way they want. Camden National Bank provides personalized service through a network of 60 banking centers, 76 ATMs, and lending offices in New Hampshire and Massachusetts, all complemented by 24/7 live phone support. Comprehensive wealth management, investment, and financial planning services are delivered by Camden National Wealth Management. To learn more, visit www.CamdenNational.com. Member FDIC.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, projections and other statements, which are subject to numerous risks, assumptions and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, operational risks including, but not limited to, cybersecurity, fraud and natural disasters, legislative and regulatory changes that adversely affect the business in which Camden National is engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in in Camden National’s Annual Report on Form 10-K for the year ended December 31, 2016, as updated by other filings with the Securities and Exchange Commission ("SEC"). Camden National does not have any obligation to update forward-looking statements.

USE OF NON-GAAP MEASURES

In addition to evaluating the Company's results of operations in accordance with generally accepted accounting principles in the United States ("GAAP"), management supplements this evaluation with certain non-GAAP financial measures, such as the efficiency, and tangible common equity ratios; return on average tangible equity; tangible book value per share; and tax-equivalent net interest income. Management believes these non-GAAP financial measures help investors in understanding the Company's operating performance and trends and allow for better performance comparisons to other financial institutions. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. Reconciliation to the comparable GAAP financial measure can be found in this document.

ANNUALIZED DATA

Certain returns, yields and performance ratios are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts.

Selected Financial Data (unaudited)

	At or For The Three Months Ended			At or For The Nine Months Ended
(In thousands, except number of shares and per share data)	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Financial Condition Data
Investments	$916,018	$932,338	$906,286	$916,018	$906,286
Loans and loans held for sale	2,761,287	2,747,053	2,616,653	2,761,287	2,616,653
Allowance for loan losses	24,413	24,394	23,290	24,413	23,290
Total assets	4,039,943	4,036,367	3,903,966	4,039,943	3,903,966
Deposits	2,956,413	2,940,866	2,889,225	2,956,413	2,889,225
Borrowings	608,607	641,662	559,273	608,607	559,273
Shareholders' equity	414,366	406,960	393,181	414,366	393,181
Operating Data
Net interest income	$29,160	$28,626	$28,372	$85,641	$84,828
Provision for credit losses	817	1,401	1,279	2,797	5,003
Non-interest income	10,299	9,888	11,001	28,759	29,470
Non-interest expense	21,825	22,158	22,149	65,411	67,388
Income before income tax expense	16,817	14,955	15,945	46,192	41,907
Income tax expense	5,478	4,721	5,042	14,543	12,742
Net income	$11,339	$10,234	$10,903	$31,649	$29,165
Key Ratios
Return on average assets	1.12%	1.03%	1.11%	1.07%	1.02%
Return on average equity	10.93%	10.17%	11.18%	10.49%	10.29%
Net interest margin	3.19%	3.19%	3.24%	3.19%	3.31%
Non-performing loans to total loans	0.72%	1.12%	0.98%	0.72%	0.98%
Non-performing assets to total assets	0.50%	0.77%	0.67%	0.50%	0.67%
Annualized net charge-offs to average loans	0.11%	0.11%	0.26%	0.07%	0.15%
Tier I leverage capital ratio	9.01%	8.92%	8.48%	9.01%	8.48%
Total risk-based capital ratio	14.09%	13.87%	13.60%	14.09%	13.60%
Per Share Data
Basic earnings per share	$0.72	$0.66	$0.70	$2.03	$1.88
Diluted earnings per share	$0.72	$0.66	$0.70	$2.02	$1.88
Cash dividends declared per share	$0.23	$0.23	$0.20	$0.69	$0.60
Book value per share	$26.71	$26.23	$25.47	$26.71	$25.47
Weighted average number of common shares outstanding	15,515,189	15,512,761	15,425,452	15,505,698	15,410,310
Diluted weighted average number of common shares outstanding	15,589,008	15,586,571	15,507,561	15,580,072	15,483,320
Non-GAAP Measures(1)
Return on average tangible equity	14.85%	13.96%	15.61%	14.40%	14.59%
Tangible common equity ratio	7.98%	7.79%	7.66%	7.98%	7.66%
Efficiency ratio	55.72%	56.76%	55.39%	56.80%	57.40%
Tangible book value per share	$20.26	$19.75	$18.87	$20.26	$18.87
(1) Please see "Reconciliation of non-GAAP to GAAP Financial Measures."

Consolidated Statements of Condition Data (unaudited)

(In thousands, except number of shares)	September 30, 2017	December 31, 2016	September 30, 2016
ASSETS
Cash and due from banks	$89,435	$87,707	$99,458
Investments:
Available-for-sale securities, at fair value	797,251	779,867	788,880
Held-to-maturity securities, at amortized cost	94,207	94,609	94,205
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	24,560	23,203	23,201
Total investments	916,018	897,679	906,286
Loans held for sale, at fair value	12,997	14,836	24,644
Loans:
Residential real estate	852,851	802,494	797,036
Commercial real estate	1,131,883	1,050,780	1,054,307
Commercial(1)	417,105	394,051	390,155
Consumer and home equity	346,451	347,239	350,511
Total loans	2,748,290	2,594,564	2,592,009
Less: allowance for loan losses	(24,413)	(23,116)	(23,290)
Net loans	2,723,877	2,571,448	2,568,719
Goodwill	94,697	94,697	94,697
Other intangible assets	5,347	6,764	7,240
Bank-owned life insurance	86,869	78,119	77,937
Premises and equipment, net	42,422	42,873	43,934
Deferred tax assets	36,344	39,263	34,632
Other assets	31,937	30,844	46,419
Total assets	$4,039,943	$3,864,230	$3,903,966
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Demand	$476,386	$406,934	$427,349
Interest checking	758,568	701,494	763,710
Savings and money market	976,246	979,263	979,085
Certificates of deposit	498,965	468,203	489,856
Brokered deposits	246,248	272,635	229,225
Total deposits	2,956,413	2,828,529	2,889,225
Short-term borrowings	538,997	530,129	489,749
Long-term borrowings	10,738	10,791	10,808
Subordinated debentures	58,872	58,755	58,716
Accrued interest and other liabilities	60,557	44,479	62,287
Total liabilities	3,625,577	3,472,683	3,510,785
Shareholders’ equity	414,366	391,547	393,181
Total liabilities and shareholders’ equity	$4,039,943	$3,864,230	$3,903,966
(1) Includes the Healthcare Professional Funding Corporation ("HPFC") loan portfolio.

Consolidated Statements of Income Data (unaudited)

	For The Three Months Ended
(In thousands, except per share data)	September 30, 2017	June 30, 2017	September 30, 2016
Interest Income
Interest and fees on loans	$29,350	$28,423	$27,395
Interest on U.S. government and sponsored enterprise obligations	4,177	4,355	4,049
Interest on state and political subdivision obligations	686	691	702
Interest on federal funds sold and other investments	497	471	448
Total interest income	34,710	33,940	32,594
Interest Expense
Interest on deposits	3,027	2,987	2,204
Interest on borrowings	1,665	1,476	1,161
Interest on subordinated debentures	858	851	857
Total interest expense	5,550	5,314	4,222
Net interest income	29,160	28,626	28,372
Provision for credit losses	817	1,401	1,279
Net interest income after provision for credit losses	28,343	27,225	27,093
Non-Interest Income
Debit card income	2,061	1,992	1,894
Service charges on deposit accounts	1,852	1,957	1,799
Mortgage banking income, net	2,076	1,937	2,407
Income from fiduciary services	1,229	1,355	1,225
Bank-owned life insurance	603	570	585
Brokerage and insurance commissions	600	548	594
Other service charges and fees	589	501	591
Net gain on sale of securities	827	—	—
Other income	462	1,028	1,906
Total non-interest income	10,299	9,888	11,001
Non-Interest Expense
Salaries and employee benefits	12,359	12,376	12,044
Furniture, equipment and data processing	2,429	2,450	2,349
Net occupancy costs	1,599	1,689	1,685
Consulting and professional fees	714	853	742
Debit card expense	662	712	669
Regulatory assessments	574	488	667
Amortization of intangible assets	473	472	475
Other real estate owned and collection costs, net	258	344	877
Merger and acquisition costs	—	—	45
Other expenses	2,757	2,774	2,596
Total non-interest expense	21,825	22,158	22,149
Income before income tax expense	16,817	14,955	15,945
Income tax expense	5,478	4,721	5,042
Net Income	$11,339	$10,234	$10,903
Per Share Data
Basic earnings per share	$0.72	$0.66	$0.70
Diluted earnings per share	$0.72	$0.66	$0.70

Consolidated Statements of Income Data (unaudited)

	For The Nine Months Ended September 30,
(In thousands, except per share data)	2017	2016
Interest Income
Interest and fees on loans	$84,835	$82,117
Interest on U.S. government and sponsored enterprise obligations	12,788	12,055
Interest on state and political subdivision obligations	2,079	2,127
Interest on federal funds sold and other investments	1,362	1,051
Total interest income	101,064	97,350
Interest Expense
Interest on deposits	8,568	6,355
Interest on borrowings	4,302	3,610
Interest on junior subordinated debentures	2,553	2,557
Total interest expense	15,423	12,522
Net interest income	85,641	84,828
Provision for credit losses	2,797	5,003
Net interest income after provision for credit losses	82,844	79,825
Non-Interest Income
Debit card income	5,887	5,650
Service charges on deposit accounts	5,632	5,356
Mortgage banking income, net	5,566	4,921
Income from fiduciary services	3,831	3,736
Bank-owned life insurance	1,750	1,899
Brokerage and insurance commissions	1,601	1,569
Other service charges and fees	1,558	1,494
Net gain on sale of securities	827	4
Other income	2,107	4,841
Total non-interest income	28,759	29,470
Non-Interest Expense
Salaries and employee benefits	36,882	35,634
Furniture, equipment and data processing	7,204	7,157
Net occupancy costs	5,234	5,352
Consulting and professional fees	2,412	2,609
Debit card expense	2,034	2,107
Regulatory assessments	1,607	2,162
Amortization of intangible assets	1,417	1,427
Other real estate owned and collection costs	558	2,029
Merger and acquisition costs	—	866
Other expenses	8,063	8,045
Total non-interest expense	65,411	67,388
Income before income tax expense	46,192	41,907
Income tax expense	14,543	12,742
Net Income	$31,649	$29,165
Per Share Data
Basic earnings per share	$2.03	$1.88
Diluted earnings per share	$2.02	$1.88

Quarterly Average Balance and Yield/Rate Analysis (unaudited)

	For The Three Months Ended
	Average Balance			Yield/Rate
(In thousands)	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	June 30, 2017	September 30, 2016
Assets
Interest-earning assets:
Securities - taxable	$819,778	$843,370	$810,747	2.28%	2.29%	2.22%
Securities - nontaxable(1)	101,507	101,807	103,657	4.16%	4.17%	4.17%
Loans(2)(3):
Residential real estate	851,828	826,353	824,985	4.09%	4.12%	4.20%
Commercial real estate	1,136,851	1,114,508	1,031,674	4.07%	4.05%	3.94%
Commercial(1)	347,469	334,761	307,184	4.18%	4.23%	3.89%
Municipal(1)	24,847	18,268	24,628	3.24%	3.42%	2.66%
Consumer and home equity	345,533	341,544	355,144	4.58%	4.36%	4.32%
HPFC	49,619	53,843	68,334	8.38%	8.78%	8.13%
Total loans	2,756,147	2,689,277	2,611,949	4.23%	4.23%	4.17%
Total interest-earning assets	3,677,432	3,634,454	3,526,353	3.79%	3.77%	3.72%
Other assets	352,711	344,945	387,833
Total assets	$4,030,143	$3,979,399	$3,914,186

Liabilities & Shareholders' Equity
Deposits:
Demand	$450,350	$392,789	$415,558	—%	—%	—%
Interest checking	727,959	732,096	721,459	0.19%	0.18%	0.14%
Savings	493,447	489,408	466,113	0.07%	0.06%	0.06%
Money market	469,458	477,734	488,793	0.53%	0.49%	0.43%
Certificates of deposit(3)	454,013	456,933	486,698	0.83%	0.92%	0.79%
Total deposits	2,595,227	2,548,960	2,578,621	0.31%	0.32%	0.28%
Borrowings:
Brokered deposits	310,207	349,762	239,975	1.30%	1.08%	0.63%
Customer repurchase agreements	222,386	232,295	189,539	0.51%	0.49%	0.29%
Subordinated debentures	58,853	58,814	58,697	5.78%	5.80%	5.81%
Other borrowings	386,643	345,155	396,828	1.42%	1.38%	1.02%
Total borrowings	978,089	986,026	885,039	1.43%	1.33%	1.08%
Total funding liabilities	3,573,316	3,534,986	3,463,660	0.62%	0.60%	0.49%
Other liabilities	45,330	40,790	62,554
Shareholders' equity	411,497	403,623	387,972
Total liabilities & Shareholders' Equity	$4,030,143	$3,979,399	$3,914,186
Net interest rate spread (fully-taxable equivalent)				3.17%	3.17%	3.23%
Net interest margin (fully-taxable equivalent)				3.19%	3.19%	3.24%
Net interest margin (fully-taxable equivalent), excluding fair value mark accretion and collection of previously charged-off acquired loans(3)				3.11%	3.09%	3.10%

(1)	Reported on tax-equivalent basis calculated using a tax rate of 35%, including certain commercial loans.

(2)	Non-accrual loans and loans held for sale are included in total average loans.

(3)
Excludes the impact of the fair value mark accretion on loans and CDs generated in purchase accounting and collection of previously charged-off acquired loans for the three months ended September 30, 2017, June 30, 2017 and September 30, 2016 totaling $804,000, $861,000 and $1.2 million, respectively.

Year-To-Date Average Balance and Yield/Rate Analysis (unaudited)

	For The Nine Months Ended
	Average Balance		Yield/Rate
(In thousands)	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Assets
Interest-earning assets:
Securities - taxable	$832,054	$798,054	2.27%	2.19%
Securities - nontaxable(1)	102,075	102,812	4.18%	4.24%
Loans(2)(3):
Residential real estate	831,072	825,660	4.10%	4.18%
Commercial real estate	1,109,386	988,329	4.02%	4.08%
Commercial(1)	334,247	290,459	4.17%	4.21%
Municipal(1)	19,761	18,655	3.34%	3.00%
Consumer and home equity	343,294	361,085	4.42%	4.22%
HPFC	53,873	72,380	8.50%	8.75%
Total loans	2,691,633	2,556,568	4.20%	4.27%
Total interest-earning assets	3,625,762	3,457,434	3.76%	3.79%
Other assets	345,827	370,692
Total assets	$3,971,589	$3,828,126

Liabilities & Shareholders' Equity
Deposits:
Demand	$411,818	$372,131	—%	—%
Interest checking	725,705	722,764	0.18%	0.12%
Savings	490,648	455,134	0.06%	0.06%
Money market	476,983	485,611	0.49%	0.42%
Certificates of deposit(3)	458,208	492,892	0.88%	0.77%
Total deposits	2,563,362	2,528,532	0.31%	0.28%
Borrowings:
Brokered deposits	322,860	216,589	1.09%	0.70%
Customer repurchase agreements	225,426	188,124	0.44%	0.27%
Junior subordinated debentures	58,814	58,712	5.80%	5.82%
Other borrowings	354,443	402,121	1.34%	1.07%
Total borrowings	961,543	865,546	1.32%	1.13%
Total funding liabilities	3,524,905	3,394,078	0.58%	0.49%
Other liabilities	43,489	55,401
Shareholders' equity	403,195	378,647
Total liabilities & shareholders' equity	$3,971,589	$3,828,126
Net interest rate spread (fully-taxable equivalent)			3.18%	3.30%
Net interest margin (fully-taxable equivalent)			3.19%	3.31%
Net interest margin (fully-taxable equivalent), excluding fair value mark accretion and collection of previously charged-off acquired loans(3)			3.10%	3.11%

(1)	Reported on tax-equivalent basis calculated using a tax rate of 35%, including certain commercial loans.

(2)	Non-accrual loans and loans held for sale are included in total average loans.

(3)
Excludes the impact of the fair value mark accretion on loans and CDs generated in purchase accounting and collection of previously charged-off acquired loans for the nine months ended September 30, 2017 and 2016 totaling $2.5 million and $5.2 million, respectively.

Asset Quality Data (unaudited)
(In thousands)	At or For The Nine Months Ended September 30, 2017	At or For The Six Months Ended June 30, 2017	At or For The Three Months Ended March 31, 2017	At or For The Year Ended December 31, 2016	At or For The Nine Months Ended September 30, 2016
Non-accrual loans:
Residential real estate	$4,465	$4,890	$4,105	$3,945	$3,986
Commercial real estate	5,887	16,291	12,858	12,849	12,917
Commercial	1,830	2,056	1,994	2,088	2,259
Consumer	1,626	1,371	1,552	1,624	1,650
HPFC	838	1,083	1,014	207	216
Total non-accrual loans	14,646	25,691	21,523	20,713	21,028
Loans 90 days past due and accruing	—	76	—	—	—
Accruing troubled-debt restructured loans not included above	5,154	4,809	4,558	4,338	4,468
Total non-performing loans	19,800	30,576	26,081	25,051	25,496
Other real estate owned:
Residential real estate	—	—	14	14	75
Commercial real estate	341	341	607	908	736
Total other real estate owned	341	341	621	922	811
Total non-performing assets	$20,141	$30,917	$26,702	$25,973	$26,307
Loans 30-89 days past due:
Residential real estate	$3,169	$3,020	$2,379	$2,470	$2,228
Commercial real estate	2,297	3,442	2,531	971	599
Commercial	712	269	168	851	463
Consumer	1,256	1,378	1,008	1,018	552
HPFC	938	639	777	1,029	492
Total loans 30-89 days past due	$8,372	$8,748	$6,863	$6,339	$4,334
Allowance for loan losses at the beginning of the period	$23,116	$23,116	$23,116	$21,166	$21,166
Provision for loan losses	2,786	1,984	581	5,269	5,011
Charge-offs:
Residential real estate	433	195	5	356	229
Commercial real estate	81	12	3	315	273
Commercial	650	281	136	2,218	1,970
Consumer	493	454	15	409	289
HPFC	274	81	—	507	507
Total charge-offs	1,931	1,023	159	3,805	3,268
Total recoveries	442	317	183	486	381
Net charge-offs (recoveries)	1,489	706	(24)	3,319	2,887
Allowance for loan losses at the end of the period	$24,413	$24,394	$23,721	$23,116	$23,290
Components of allowance for credit losses:
Allowance for loan losses	$24,413	$24,394	$23,721	$23,116	$23,290
Liability for unfunded credit commitments	22	7	9	11	14
Allowance for credit losses	$24,435	$24,401	$23,730	$23,127	$23,304
Ratios:
Non-performing loans to total loans	0.72%	1.12%	0.99%	0.97%	0.98%
Non-performing assets to total assets	0.50%	0.77%	0.68%	0.67%	0.67%
Allowance for loan losses to total loans	0.89%	0.89%	0.90%	0.89%	0.90%
Net charge-offs to average loans (annualized):
Quarter-to-date	0.11%	0.11%	—%	0.07%	0.26%
Year-to-date	0.07%	0.05%	—%	0.13%	0.15%
Allowance for loan losses to non-performing loans	123.30%	79.78%	90.95%	92.28%	91.35%
Loans 30-89 days past due to total loans	0.30%	0.32%	0.26%	0.24%	0.17%

Reconciliation of non-GAAP to GAAP Financial Measures

Efficiency Ratio:
	For the Three Months Ended			For the Nine Months Ended
(In thousands)	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Non-interest expense, as presented	$21,825	$22,158	$22,149	$65,411	$67,388
Less: merger and acquisition costs	—	—	(45)	—	(866)
Adjusted non-interest expense	$21,825	$22,158	$22,104	$65,411	$66,522
Net interest income, as presented	$29,160	$28,626	$28,372	$85,641	$84,828
Add: effect of tax-exempt income(1)	535	525	533	1,580	1,588
Non-interest income, as presented	10,299	9,888	11,001	28,759	29,470
Less: net gain on sale of securities	(827)	—	—	(827)	(4)
Adjusted net interest income plus non-interest income	$39,167	$39,039	$39,906	$115,153	$115,882
Non-GAAP efficiency ratio	55.72%	56.76%	55.39%	56.80%	57.40%
GAAP efficiency ratio	55.31%	57.53%	56.25%	57.18%	58.96%
(1) Assumed a 35% tax rate.

Tax-Equivalent Net Interest Income:
	For the Three Months Ended			For the Nine Months Ended
(In thousands)	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net interest income, as presented	$29,160	$28,626	$28,372	$85,641	$84,828
Add: effect of tax-exempt income(1)	535	525	533	1,580	1,588
Net interest income, tax equivalent	$29,695	$29,151	$28,905	$87,221	$86,416
(1) Assumed a 35% tax rate.

Tangible Book Value Per Share and Tangible Common Equity Ratio:
	September 30, 2017	June 30, 2017	September 30, 2016
(In thousands, except number of shares and per share data)
Tangible Book Value Per Share:
Shareholders' equity, as presented	$414,366	$406,960	$393,181
Less: goodwill and other intangible assets	(100,044)	(100,517)	(101,937)
Tangible equity	$314,322	$306,443	$291,244
Shares outstanding at period end	15,515,577	15,512,914	15,434,856
Tangible book value per share	$20.26	$19.75	$18.87
Book value per share	$26.71	$26.23	$25.47
Tangible Common Equity Ratio:
Total assets	$4,039,943	$4,036,367	$3,903,966
Less: goodwill and other intangibles	(100,044)	(100,517)	(101,937)
Tangible assets	$3,939,899	$3,935,850	$3,802,029
Tangible common equity ratio	7.98%	7.79%	7.66%
Shareholders' equity to total assets	10.26%	10.08%	10.07%

Return on Average Tangible Equity:
	For the Three Months Ended			For the Nine Months Ended
(In thousands)	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net income, as presented	$11,339	$10,234	$10,903	$31,649	$29,165
Amortization of intangible assets, net of tax(1)	307	307	309	921	928
Net income, adjusted for amortization of intangible assets	$11,646	$10,541	$11,212	$32,570	$30,093
Average equity	$411,497	$403,623	$387,972	$403,195	$378,647
Less: average goodwill and other intangible assets	(100,273)	(100,745)	(102,168)	(100,746)	(103,054)
Average tangible equity	$311,224	$302,878	$285,804	$302,449	$275,593
Return on average tangible equity	14.85%	13.96%	15.61%	14.40%	14.59%
Return on average equity	10.93%	10.17%	11.18%	10.49%	10.29%
(1) Assumed a 35% tax rate.